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As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Refco Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6200
(Primary Standard Industrial
Classification Code Number)
 One World Financial Center
200 Liberty Street, Tower A
New York, New York 10281
(212) 693-7000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)	20-2537426 (I.R.S. Employer Identification No.)

Dennis A. Klejna
Refco Inc.
One World Financial Center
200 Liberty Street, Tower A
New York, New York 10281
(212) 693-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Todd R. Chandler, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Joseph P. Collins, Esq. Edward S. Best, Esq. Mayer, Brown, Rowe and Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600	George A. Stephanakis, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-123969

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.001 par value	$65,450,000	$7,703.47(2)

(1)
Based on the initial public offering price of $22.00 per share. This amount is in addition to the $605,000,000 in maximum aggregate offering price of securities registered under the earlier effective registration statement.

(2)
This amount is in addition to the $71,208.50 registration fee previously paid in connection with the filing of the earlier registration statement.

Explanatory Note and Incorporation By Reference

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant's prior registration statement on Form S-1 (Registration No. 333-123969), originally filed on April 8, 2005, as amended (together with its exhibits, the "Prior Registration Statement"), which was declared effective on August 10, 2005. The Prior Registration Statement is incorporated by reference herein.

        Refco Inc. hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission a wire transfer from Refco Inc.'s account, which account contains sufficient funds to cover the filing fee, to the Securities and Exchange Commission's at Mellon Bank as soon as practicable but no later than the close of business on August 11, 2005 and that it will not revoke such instruction.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 10, 2005.

REFCO INC.
By:	/s/ PHILLIP R. BENNETT Name: Phillip R. Bennett Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PHILLIP R. BENNETT Phillip R. Bennett	President and Director (Principal Executive Officer)	August 10, 2005
/s/ GERALD M. SHERER Gerald M. Sherer	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2005
* Leo R. Breitman	Director	August 10, 2005
* Nathan Gantcher	Director	August 10, 2005
* David V. Harkins	Director	August 10, 2005

S-1

* Scott L. Jaeckel	Director	August 10, 2005
* Thomas H. Lee	Director	August 10, 2005
* Ronald L. O'Kelley	Director	August 10, 2005
* Scott A. Schoen	Director	August 10, 2005
*By:	/s/ PHILLIP R. BENNETT Phillip R. Bennett Attorney-In-Fact

S-2

EXHIBIT INDEX

Exhibit	Name of Exhibit
5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 6 to the Prior Registration Statement).
23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to Amendment No. 5 to the Prior Registration Statement).

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Explanatory Note and Incorporation By Reference
SIGNATURES
EXHIBIT INDEX